Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Akebia Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.00001 par value per share	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Warrants(2)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Units(3)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$250,000,000(1)(4)	0.00014760	$36,900.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-		-	-	-	-	-
	Total Offering Amounts					$250,000,000(1)(4)		$36,900.00
	Total Fees Previously Paid							-
	Total Fee Offsets(4)							$25,399.80
	Net Fee Due							$11,500.20

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Akebia Therapeutics, Inc.	S-3	333-253539	February 25, 2021	-	$25,399.80(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$274,000,000(4)	—
Fee Offset Sources	Akebia Therapeutics, Inc.	S-3	333-253539	-	February 25, 2021	-	-	-	-	-	$25,399.80(4)
(1)Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or debt securities.
(3)Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.
(4)Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of securities of the registrant being registered hereby in the amount of $36,900.00 is offset by $25,399.80, which represents the registration fee previously paid with respect to $274,000,000 of unsold securities under the registrant’s Registration Statement on Form S-3 (File No. 333-253539) that became effective upon filing with the Securities and Exchange Commission (the “SEC”) on February 25, 2021, as amended by Post-Effective Amendment No. 1 thereto that became effective upon filing with the SEC on March 1, 2022 and by Post-Effective Amendment No. 2 thereto, which was declared effective by the SEC on April 28, 2022. All offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.